UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2003

MEDICIS PHARMACEUTICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18443	52-1574808
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

8125 North Hayden Road Scottsdale, Arizona	85258-2463
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(602) 808-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

Not Applicable.

(b)  Pro Forma Financial Information.

Not Applicable.

(c)  Exhibits.

99.1	Copy of press release, dated July 16, 2003, issued by Medicis Pharmaceutical Corporation.

Item 9. Regulation FD Disclosure

     On July 16, 2003, Medicis Pharmaceutical Corporation issued a press release announcing its offer to exchange up to $492 million of its unissued 1.5% Contingent Convertible Notes Due 2033 for $400 million of its outstanding 2.5% Contingent Convertible Notes Due 2032. A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION
(Registrant)

Date: July 26, 2003	/s/ Mark A. Prygocki, Sr.
	Name:	Mark A. Prygocki, Sr.
	Title:	Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of press release, dated July 16, 2003, issued by Medicis Pharmaceutical Corporation.